UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 11, 2006
                        (Date of Earliest Event Reported)

                      OLYMPIC CASCADE FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

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
             Delaware                                    001-12629                         36-4128138
 (State or other jurisdiction of                 (Commission File Number)               (I.R.S. Employer
  incorporation or organization)                                                       Identification No.)
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            875 North Michigan Avenue, Suite 1560, Chicago, IL 60611
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (312) 751-8833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

      On January 11, 2006, Olympic Cascade Financial Corporation (the "Company," "we" or "us") completed a private placement of securities pursuant to the terms of a Securities Purchase Agreement (the "Purchase Agreement"), dated January 11, 2006, by and among the Company and the investors named therein (the "Investors").

      In connection with the private placement, we sold to the Investors an aggregate of 10,000 shares of our Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock") at a purchase price of $100.00 per share, warrants (the "Warrants") to purchase an aggregate of 300,000 shares of our common stock, par value $0.02 per share (the "Common Stock") and 11% convertible promissory notes (the "Notes") in the aggregate principal amount of $1,000,000. The securities were sold for a gross purchase price of $2.0 million. The Company and the Investors also entered into a Registration Rights Agreement (the "Registration Rights Agreement") in connection with the private placement.

      Series B Preferred Stock

      In connection with the private placement, the Company designated 20,000 shares of its blank check preferred stock as "Series B Preferred Stock" by filing a Certificate of Designation (the "Certificate of Designation") with the Secretary of State of Delaware establishing the Series B Preferred Stock. A total of 10,000 shares of Series B Preferred Stock were sold at a per share price of $100.00 per share (the "Initial Series B Preferred Stock Price").

      Each share of Series B Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance, into such number of shares of Common Stock as is determined by dividing the Initial Series B Preferred Stock Price of $100.00 by the Series B Conversion Price, which is initially $0.75. Accordingly, the 10,000 shares of Series B Preferred Stock sold in the private placement are initially convertible into a total of 1,333,333 shares of Common Stock. The Series B Conversion Price may be adjusted to reflect subdivisions or combinations of our Common Stock such as through stock splits, dividends, distributions and similar adjustments to our capital stock. In addition, commencing January 11, 2007, if (A) (x) the closing price of the Common Stock equals or exceeds $1.80 per share for 30 consecutive trading days and the average daily volume during such 30 day trading period exceeds 10,000 shares; or (y) the closing price of the Common Stock equals or exceeds $3.00 per share during such 30 day trading period irrespective of any average daily trading volume, and (B) all of the shares of Common Stock into which the shares of Series B Preferred Stock are convertible are then covered by an effective registration statement permitting the resale of such shares of Common Stock without restrictions, then the Company will have the right to require the holders to convert the Series B Preferred Stock into Common Stock at the then effective Series B Conversion Price.
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      Each share of Series B Preferred Stock is entitled to receive a dividend thereon at the annual rate of 10% of the Initial Series B Preferred Stock Price payable out of any assets or funds legally available therefore. The dividends are cumulative and accrue, whether or not declared by the Board of Directors, and are to be paid quarterly in arrears.

      The holders of Series B Preferred Stock generally have the right to vote on any matter with the holders of Common Stock on an "as converted" basis and are entitled to certain protective provisions pursuant to which the majority of the Series B Preferred Stock have the right to approve certain actions as further described in the Certificate of Designation.

      In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock will be entitled to receive, on a pari passu basis with the holders of the Company's Series A Convertible Preferred Stock, par value $0.01 per share, and with any class or series of capital stock of the Company created specifically ranking, by its terms, on parity with the Series B Preferred Stock, and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock, an amount equal to the Initial Series B Preferred Stock Price then held by them plus all cumulated and unpaid dividends on the Series B Preferred Stock.
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      The Certificate of Designation also contains a redemption feature which provides that the holders of the Series B Preferred Stock will have the right to have their Series B Preferred Stock redeemed by the Corporation following the death of Mark Goldwasser, the Company's Chief Executive Officer and President, at the Initial Series B Preferred Stock Price plus accrued and unpaid dividends thereon.

      Notes

      The aggregate principal amount of Notes issued in the private placement was $1,000,000.

      The Notes bear interest at 11% per annum payable quarterly in arrears, mature five years from the date of issuance and are convertible into shares of Common Stock at the Investors' option at $1.00 per share, subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock. In addition, if: (x) (i) the closing price of the Common Stock equals or exceeds $2.00 per share for 10 consecutive trading days and the average daily volume during such 10 day trading period exceeds 10,000 shares; or
(ii) the closing price of the Common Stock equals or exceeds $3.00 per share for 10 consecutive trading days irrespective of any average daily trading volume, and (y) all of the shares of Common Stock issuable upon conversion of the Notes are then covered by an effective registration statement permitting the resale of such shares of Common Stock without restrictions, the Company will have the right to require the holders to convert the principal and accrued interest under the Notes to Common Stock.

      Each of the Notes may be prepaid, at the option of the Company, in whole or in part, at any time at a redemption price of 120% of the principal amount of the Note, together with accrued interest through the date of prepayment. In addition, upon the occurrence of any transaction or series of related transactions resulting in the transfer of 50% or more of the outstanding voting power of the Company or a sale of all or substantially all of the assets of the Company, the Notes will be automatically due and payable. Also, upon the death of Mr. Goldwasser, each holder of Notes will have the right to demand prepayment of such holder's Note.

      Warrants

      In connection with the private placement, the Company issued Warrants to purchase a total of 300,000 shares of Common Stock. Each Warrant has an exercise price of $1.00 per share and expires five years from the date of issuance. The number of shares of Common Stock subject to each Warrant is subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock.

      Registration Rights Agreement

      We entered into a Registration Rights Agreement with the Investors in connection with the private placement.
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      Pursuant to the terms of the Registration Rights Agreement, at any time after April 11, 2006, the holders of at least a majority in interest of the (i) the shares of Common Stock that are issuable upon conversion of their shares of Series B Preferred Stock and the Notes and (ii) the shares of Common Stock upon issuable upon exercise of their Warrants (collectively, "Registrable Shares") held by the Investors may make a written demand for registration under the Securities Act of 1933, as amended, of all or part of their Registrable Securities. The Company is required to prepare and file with the SEC a registration statement within 90 days following the Company's receipt of such demand notice and shall use commercially reasonable efforts to have the registration statement declared effective as soon as practicable, but in any event within 120 days after filing.

      The description of the Purchase Agreement, the Registration Rights Agreement, the Certificate of Designation, and the terms of the Series B Preferred Stock, Notes and Warrants issued in the private placement, contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copies of the Certificate of Designation attached as Exhibit 3.5 hereto, the form of Warrant attached as Exhibit 4.1 hereto, the form of Note attached as
Exhibit 4.2 hereto, the Purchase Agreement attached hereto as Exhibit 10.48 and the Registration Rights Agreement attached hereto as Exhibit 10.49, each of which is incorporated herein by reference. A copy of the press release that we issued regarding the completion of the private placement is attached hereto as
Exhibit 99.1, and is also incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02       Unregistered Sales of Equity Securities.

      The information set forth in Item 1.01 hereof is incorporated herein by reference.

      The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the Investors as required by Regulation D, and all of the Investors have provided certain representations to us evidencing that they are "accredited investors" as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      The Purchase Agreement provides that one nominee of St. Cloud Capital Partners, L.P. ("St. Cloud"), an Investor in the private placement, reasonably acceptable to the Company is to be elected by the Board of Directors of the Company to fill an existing vacancy on the Board of Directors.

      Effective January 11, 2006, the Board of Directors elected Marshall S. Geller, the Senior Managing Member of SCGP, LLC, the General Partner of St. Cloud, to fill an existing vacancy on the Board of Directors of the Company and to serve until his successor is duly elected and qualified or until his earlier resignation or removal.

      The information required by Item 404(a) of Regulation S-K with respect to Mr. Geller is incorporated by reference from our Preliminary Proxy Statement on
Schedule 14A filed with the Securities and Exchange Commission on January 12, 2006.
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Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in
                Fiscal Year.

      The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 8.01.      Other Events.

      On January 12, 2006, the Company issued a press release announcing the closing of the private placement described in Item 1.01. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item   9.01        Financial Statements and Exhibits.

(c) Exhibits.

         Exhibit
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            3.5   Certificate of Designation of Series B Preferred Stock, filed with the Secretary of State of the State of Delaware on January 11, 2006.

            4.1   Form of Warrant.

            4.2   Form of Promissory Note.

            10.48 Securities Purchase Agreement dated as of January 11, 2006 by and among Olympic Cascade Financial Corporation and the investors set forth therein.

            10.49 Registration Rights Agreement dated as of January 11, 2006 by and among Olympic Cascade Financial Corporation and the investors set forth therein.

            99.1  Press Release dated January 12, 2006.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          OLYMPIC CASCADE FINANCIAL CORPORATION

                                          By: /s/ Mark Goldwasser
                                              ----------------------------------
                                          Mark Goldwasser
                                          President and Chief Executive Officer

Dated: January 18, 2006